SCHEDULE 14A

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material under Rule 14a-12

OGE ENERGY CORP.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[X] No fee required

[ ] Fee paid previously with preliminary materials

[ ] Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT TO

PROXY STATEMENT AND NOTICE OF ANNUAL MEETING

DATED APRIL 1, 2026

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 14, 2026

On April 1, 2026, OGE Energy Corp. (the “Company”) commenced distributing to its shareholders a Proxy Statement and Notice of Annual Meeting (the “Proxy Statement”) for the 2026 Annual Meeting of Shareholders to be held on May 14, 2026 (the “Annual Meeting”). This Supplement describes recent changes in the proposed nominees for election to the Company’s Board of Directors (the “Board”) and should be read in conjunction with the Proxy Statement.

On April 13, 2026, Luther C. Kissam, IV, a member of the Board, informed the Company that he will not stand for re-election at the end of his term and will resign from the Board at the Annual Meeting. His resignation will be effective on that date. Mr. Kissam has served for more than five years on the Board and various Board committees. Mr. Kissam stated that his decision is based on recently accepting a new position as chief executive officer of another company, which requires him to resign as a member of the board of directors of other companies. His decision is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Mr. Kissam had been included as a nominee of the Board in the Company’s definitive proxy statement and proxy card for the Company’s Annual Meeting. In light of his departure from the Board, Mr. Kissam is no longer standing for re-election to the Board at the Annual Meeting, and the Company’s proxy materials are hereby deemed amended to remove Mr. Kissam as a nominee for the Annual Meeting. Effective as of the date of the Annual Meeting, the number of directors on the Board will be reduced to eight directors, but otherwise, the Company’s slate of nominees remains unchanged. Previously voted proxies remain valid, other than with respect to Mr. Kissam as he is no longer standing for re-election.

If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxy cards already returned by shareholders will remain valid and will be voted at the Annual Meeting unless revoked. Proxies received in respect of the re-election of Mr. Kissam will not be voted with respect to his election but will continue to be voted as directed or otherwise as set forth therein and described in the Proxy Statement with respect to all other matters properly brought before the Annual Meeting. If you have not yet returned your proxy card or submitted your voting instructions, please complete the card or submit instructions.

None of the other agenda items presented in the Proxy Statement are affected by this Supplement, and shares represented by proxy cards returned before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the card.

Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available in the Proxy Statement.

April 14, 2026

BY ORDER OF THE BOARD OF DIRECTORS

/s/ William H. Sultemeier

William H. Sultemeier

General Counsel, Corporate Secretary and Chief Compliance Officer